Exhibit 99.1

Annual MeetingApril 23, 2024

Call to OrderG. Warren Elliott

InvocationPam Johns

Minutes of Last MeetingG. Warren Elliott

Forward Looking Statements
In order to help you to better understand the business of the Company – where we have been and where we want to go – my remarks today (and those of other Company officers who will speak or respond to questions) will include forward looking statements relating to anticipated financial performance, future operating results, business prospects, new products, and similar matters. These statements represent our best judgment, based upon present circumstances and the information now available to us, of what we think may occur in the future – and, of course, it is possible that actual results may differ materially from those we envision today.    For a more complete discussion on the subject of forward looking statements, including a list of some of the risk factors that might adversely affect operating results, I refer you to the section entitled “Forward Looking Statements” which appears in our annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC).

IntroductionG. Warren Elliott

Board of DirectorsG. Warren Elliott Chairman of the BoardTimothy (Tim) G. Henry President & CEO

Board of DirectorsMartin R. BrownKevin W. CraigGregory A. Duffey

Board of DirectorsDaniel J. FisherAllan E. Jennings, Jr. Stanley J. Kerlin

Board of DirectorsDonald H. MoweryKimberly M. RzompGregory I. Snook

Nick Bybel

Partner, Bybel Rutledge LLP

Zoe Clayton

Assistant Corporate Secretary – Judge of Elections

Ian Kandray

CPA, Crowe LLP

F&M TRUST

Franklin Financial Services Corporation

Chairman’s RemarksG. Warren Elliott

G. Warren ElliottChairman of the Board

Election of DirectorsG. Warren Elliott

Kevin W. CraigDaniel J. FisherDonald H. Mowery

Say-On-Pay VoteG. Warren Elliott

Ratification of AuditorsG. Warren Elliott

Polls OpenG. Warren Elliott

Financial OverviewMark R. Hollar, Chief Financial Officer

Balance Sheet Highlights

Dollars in Thousands ($000's)	2023	2022	Change in $	Change in %
Total Assets	**$1,836,039**	$1,699,579	$136,460	8.0%
Investments	**$472,930**	$487,247	($14,317)	-2.9%
Net Loans[1]	**$1,240,933**	$1,036,866	$204,067	19.7%
Deposits	**$1,537,978**	$1,551,448	($13,470)	-0.9%
Shareholders' Equity	**$132,136**	$114,197	$17,939	15.7%

F&M TRUST
Franklin Financial Services Corporation

Source: Franklin Financial Services Corporation Annual Report on Form 10-K filed with the SEC. [1]Includes Paycheck Protection Program (PPP) loans of $57 as of 12-31-23.

Financial Highlights

Dollars in Thousands ($000's)	2023	2022	Change in $	Change in %
Net Interest Income	**$53,637**	$51,586	$2,051	4.0%
Provision for Credit Losses	**$2,724**	$650	$2,074	319.1%
Noninterest Income	**$14,851**	$15,250	($399)	-2.6%
Noninterest Expense	**$50,011**	$48,691	$1,320	2.7%
Net Income	**$13,598**	$14,938	($1,340)	-9.0%

F&M TRUST
Franklin Financial Services Corporation

Source: Franklin Financial Services Corporation Annual Report on Form 10-K filed with the SEC.

Performance MeasuresReturn on Avg. Assets20230.78%Return on Avg. Equity11.39%Return on Avg. Tangible Equity112.32%Efficiency Ratio170.75%Net Interest Margin3.31%20220.83%11.64%12.52%71.21%3.11%

Safety & Soundness
Risk-Based Capital Ratio (Total) 20232022Leverage Ratio (Tier 1) 14.45%17.21%9.01%8.95%Nonperforming Assets / Total Assets0.01%0.01%Allowance for Credit Loss / Loans1.28%1.35%Net Recoveries (Charged-Off) Loans / Average Loans-0.02%-0.15%

Shareholder ValuePer Share Measure / Market Valuation20232022 Diluted Earnings Per Share$3.10$3.36 Cash Dividend Yield14.06%3.55% Regular Cash Dividends Paid$1.28$1.28Market Value Per Share$31.55$36.10Book Value Per Share$30.23$26.01Tangible Book Value Per Share2$28.17$23.96Market Cap ($M) $137,905$158,493Price / Book (%104.37%)138.79%Price / Tangible Book (%)112.01%150.67%Price / LTM EPS (X) 10.1810.74Tangible Common Equity Ratio2  6.74%  6.22%

Quarterly Earnings Performance



Q1
Q2
Q3
Q4
Diluted Earnings per Share
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,292
$2,976
$3,859
$3,471
$3,361
$0.75
$0.68
$0.88
$0.79
$0.77
2023
2024

Dollars in thousands ($000's), except per share.

F&M TRUST
Franklin Financial Services Corporation

President & CEO’s RemarksTimothy (Tim) G. Henry

Timothy (Tim) G. HenryPresident & CEO

QuestionsTimothy (Tim) G. Henry

Polls ClosedG. Warren Elliott

Report by Judge of ElectionZoe R. Clayton

AnnouncementG. Warren Elliott

Thank YouG. Warren Elliott

Meeting Adjourned

GAAP / Non-GAAP Reconciliation 20232022 Return on Tangible EquityNet Income$   13,598$   14,938Average Shareholders’ Equity119,408128,283Less Average Intangible Assets(9,016) (9,016) Tangible Average Shareholders’ Equity (non-GAAP) 110,392119,267Return on Average Tangible Equity (non-GAAP) 12.32%12.52%Efficiency RatioNoninterest Expense$   50,011$   48,691Net Interest Income53,63751,586Plus Tax Equivalent Adjustment to Net Interest Income1,0941,381Plus Noninterest Income, Net of Securities Transactions15,95415,410Total Revenue70,68568,377Efficiency Ratio (non-GAAP) 70.75%71.21%

GAAP / Non-GAAP ReconciliationTangible Book Value (per share) (non-GAAP) 20232022Shareholders’ Equity132,136114,197Less Intangible Assets(9,016) (9,016) Tangible Shareholders’ Equity (non-GAAP) 123,120105,181Shares Outstanding (in thousands) 4,3714,390Tangible Book Value (non-GAAP) 28.1723.96Tangible Common Equity Ratio (non-GAAP) Total Assets1,836,0391,699,579Less Intangible Assets(9,016) (9,016) Total Assets (non-GAAP) 1,827,0231,690,563Tangible Common Equity Ratio6.74%6.22%